UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into Material Definitive Agreement.

On April 29, 2022, Sysco Corporation (“Sysco” or the “Company”), Sysco Canada, Inc (“Sysco Canada”), and Sysco EU II S.à r.l. (together with Sysco Canada, the “Subsidiary Borrowers”) entered into a Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders and guarantors party thereto (the “New Credit Agreement”), which replaces Sysco’s existing $2.0 billion senior revolving credit facility that was entered into on June 28, 2019, as amended (the “Existing Credit Agreement”). The aggregate commitments of the lenders under the New Credit Agreement, as of the effective date, are $3.0 billion, with an option to increase such commitments to $4.0 billion, and with a maturity date of April 29, 2027.

The New Credit Agreement contains customary terms and conditions for credit facilities of this type, including, without limitation, affirmative and negative covenants containing limitations on consolidations, mergers, and sales of assets, and limitations on the incurrence of certain liens. The New Credit Agreement contains customary reporting and other affirmative covenants, including, without limitation, a requirement to maintain a certain ratio of consolidated EBITDA to consolidated interest expense as described in the New Credit Agreement. The New Credit Agreement also contains customary events of default, including, without limitation, nonpayment of obligations under the New Credit Agreement, violation of covenants in the New Credit Agreement, and certain bankruptcy or insolvency events. Certain of the events of default are subject to exceptions, materiality qualifiers, and/or grace periods customary for credit facilities of this type. Borrowings by Sysco and the Subsidiary Borrowers under the New Credit Agreement are, in general, guaranteed by those wholly-owned subsidiaries of Sysco that are guarantors of the Company’s senior notes and debentures. Borrowings by the Subsidiary Borrowers are guaranteed by Sysco. As was the case with the Existing Credit Agreement, the New Credit Agreement will serve as a backstop for Sysco’s commercial paper program.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Neither Sysco nor any of its affiliates has any material relationship with any of the other parties to the New Credit Agreement, except for (i) the Company’s previous credit facilities, with respect to which certain of the other parties to the New Credit Agreement (and their respective affiliates) were lenders and (ii) commercial banking, investment banking, underwriting, trust and other financial advisory services provided (or to be provided) to Sysco and its subsidiaries by certain of the lenders under the New Credit Agreement (and their respective affiliates), for which they have received (or will receive) customary fees and expenses.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement dated as of April 29, 2022, among Sysco Corporation, Sysco Canada, Inc., Sysco EU II S.à r.l., Bank of America, N.A., as administrative agent, and certain lenders and guarantors party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: May 2, 2022	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary